EXHIBIT 10.21

May 8, 1997

FIRST EXTENSION of Lease agreement dated April 1, 1992 by and between EURAM/1870 EXCHANGE ASSOCIATES (hereinafter called "Lessor") and ATLANTIS PLASTIC FILMS, INC. (successor by name change to NATIONAL POLY PRODUCTS, INC.), (hereinafter called "Lessee").

1. Lessor and Lessee agree to a lease extension for a period of 5 years, commencing on June 1, 1997 and terminating at midnight on May 31, 2002.

2.       The monthly rental payment schedule will be as follows:
         6/01/97 - 5/31/99  $9,632.29
         6/01/99 - 5/31/01 $10,017.58
         6/01/01 - 5/31/02 $10,402.88
         There will be no CPI or DOE related or other increases added to the above rental payments.

3.       Lessor will make the following improvements to the space at no cost to
         Lessee:
         Repaint all painted surfaces with washable vinyl paint.
         Steam clean carpeting throughout.
         Reasonable general clean up and repair.
         Replace all damaged and/or stained ceiling tiles, if any.
All of the above mentioned improvements will be finalized no later than June 30, 1997.

Lessor will further make sure that the roof of the building is in good workable condition.

4. In connection with EDI survey, known to Lessor and Lessee, Lessor will implement the following 4 items, which will be documented in writing:
         - The control system air compressor will be isolated from the return air stream.
         - Rotting wood or organic debris near the Air Handlers and outside air intakes will be repaired or removed.
         - The ceiling supply diffusers in Suite 200 will be cleaned and light debris removed.
         - The interior cleaning procedures will be reviewed and appropriate dust collection bags will be required in vacuum cleaners.

         A fifth item from the survey will be implemented as far as possible considering the design and capacity of the existing HVAC system in the building. This item is that Lessor will attempt to verify that outside airflow to the building when the HVAC system induces minimum quantities of outside air HVAC system should provide a minimum of 0.14 cfm of outside air per square foot of usable area to comply with ASHRAE Standard 62.89 requirements.

         The first 4 items to be implemented will be completed no later than June 1, 1997. If any of these 4 items have not been completed at such date, Lessee will be entitled to abate rental payments - to be prorated on a daily basis - until such time as Lessor has implemented these items fully.

         Lessor and Lessee acknowledge and agree that non-compliance with the fifth item of the EDI survey will not be grounds for rental abatement by Lessee.

5. Lessor and Lessee both acknowledge and agree that the EDI survey states that the building generally operates within applicable industry and regulatory indoor air quality guidelines and that implementing the above mentioned items should improve indoor air quality.

6. Lessor acknowledges and agrees that CTR Partners, LLP represents Lessee in this lease extension transaction.

7. Lessor and Lessee agree that items 1, 2, 5, 7, 8, and 9 of the Special Stipulations attached to the original Lease agreement will no longer be valid.

8.       Item 6. of the Special Stipulations will be modified as follows:

         Lessor's address should read 750 The Healey Building instead of 300 The Healey Building.
         Lessee will be Atlantis Plastic Films, Inc. instead of Atlantis Group, Inc.
         Broker will be CTR Partners, LLP
                    35 Technology Parkway South
                    Suite 170
                    Norcross, Georgia 30092
                    Attn: Rob Coatsworth

9. Except as modified by this extension agreement, the original Lease agreement with the attached Rules and Regulations and Special Stipulations will remain in full force and effect.

10. Lessor is responsible for any real estate commissions due CTR Partners, LLP and/or AFCO Realty in connection with this extension.

IN WITNESS WHEREOF, Lessor and Lessee have executed this Lease extension on 14 May, 1997.

                                     LESSOR: EURAM/1870 EXCHANGE ASSOCIATES

                                     BY: /S/
                                        ----------------------------------------
                                     LESSEE: ATLANTIS PLASTIC FILMS, INC.

                                     BY: /S/
                                        ----------------------------------------